Exhibit (a) under Form N-1A

                                          Exhibit 3 (i)  under Item 601/Reg. S-K



                                Amendment No. 6

                                     to the

             Amended and Restated Agreement of Limited Partnership

                         Federated Core Trust II, L.P.

                         a Delaware Limited Partnership


This Agreement of Limited Partnership is amended as follows, effective October 31, 2007:


A. Strike subsection y, Series, of Section 3, Definitions, of Article I Names and Definitions, and substitute in its place the follows:



(y) "Series" shall refer to the Emerging Markets Fixed Income Core Fund, Mortgage Core Fund, and Market Plus Core Fund and to each series of Interests established and designated in the future under or in accordance with the provisions of Article III and shall mean an entity such as that described in
Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder.


      IN WITNESS WHEREOF, the parties named below have executed this Partnership Agreement as of the 18th day of May, 2007.


   Federated Private Asset Management, Inc., as General Partner



                                        By:  /s/ John W. McGonigle
                                             Name:  John W. McGonigle
                                             Title:  Executive Vice President

      DIRECTORS of the Partnership, solely in their capacity as such and not as partners:



/s/ John F. Donahue                  /s/ Peter E. Madden
John F. Donahue                      Peter E. Madden

/s/ Thomas G. Bigley                 /s/ Charles F. Mansfield, Jr.
Thomas G. Bigley                     Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.              /s/ John E. Murray, Jr.
John T. Conroy, Jr.                  John E. Murray, Jr.

/s/ Nicholas P. Constankis           /s/ Thomas M. O'Neill
Nicholas P. Constantakis             Thomas M. O'Neill

/s/ John F. Cunningham               /s/ Marjorie P. Smuts
John F. Cunningham                   Marjorie P. Smuts

/s/ J. Christopher Donahue           /s/ John S. Walsh
J. Christopher Donahue               John S. Walsh

/s/ Lawrence D. Ellis, M.D.          /s/ James F. Will
Lawrence D. Ellis, M.D.              James F. Will